EXHIBIT 5.1

K&L Gates LLP
925 Fourth Avenue
Suite 2900,
Seattle, WA 98104-1158
T +1 206 623 7580 F +1 206 623 7022 klgates.com

August 5, 2015

TrueBlue, Inc.
1015 A Street
Tacoma, WA 98402
Ladies and Gentleman:
We have acted as counsel to TrueBlue, Inc. (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the issuance and sale from time to time of the following securities (collectively, the “Securities”):

(i)	senior unsecured debt securities of the Company (the “Debt Securities”);

(ii)	common stock, no par value, of the Company (the “Common Stock”);

(iii)	preferred stock of the Company (the “Preferred Stock”); and

(iv)	warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”).

Unless otherwise provided in any prospectus supplement relating to a particular series of Debt Securities, the Debt Securities are to be issued in one or more series under an indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee or any other trustee named therein (the “Trustee”), in the form filed as Exhibit 4.1 to the Registration Statement (the “Indenture”).
You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Indenture, the Company’s Amended and Restated Articles of Incorporation, as amended through the date hereof (the “Articles”), and Amended and Restated Bylaws, as amended through the date hereof (the “Bylaws”), and the corporate action of the Company relating to the Registration Statement and the Indenture, and we have made such investigation of law as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. In rendering our opinions, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

For the purposes of this opinion letter, we have also assumed that (i) each document submitted to us is accurate and complete, (ii) each such document that is an original is authentic, (iii) each such document that is a copy conforms to an authentic original, and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

Our opinions set forth below are limited to the laws of the State of Washington and the laws of the State of New York.
Based on and subject to the foregoing and the additional qualifications and other matters set forth below, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, and (iv) the Company shall remain at all times a corporation incorporated under the laws of the State of Washington, it is our opinion that:
1.When (i) with respect to the Debt Securities, the Indenture and any amendments or supplements thereto have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee thereof (the “Board”) and duly executed and delivered by the Company and the Trustee, (ii) the terms of the Debt Securities and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee thereof (the “Board”), (iii) the terms of the Debt Securities, and the issuance and sale of the Debt Securities, have been duly established in accordance with the applicable Indenture, so as not to violate the Articles and Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the applicable Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and (v) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Debt Securities (including any Debt Securities that may be issued upon exercise of Warrants) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.When (i) the terms of the issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board so as not to violate the Articles or Bylaws or any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) if the Common Stock is to be certificated, certificates representing the Common Stock have been duly executed and countersigned (if required), and (iii) the Common Stock is issued and delivered (if required) as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in an amount in excess of the par value thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock (including any Common Stock that may be issued upon exercise of Warrants) will be validly issued, fully paid and nonassessable.

3.When (i) the terms of the Preferred Stock have been duly established in conformity with the Articles, and the terms of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board, in each case so as not to violate the Articles or Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) Articles of Amendment to the Articles fixing and determining the terms of the Preferred Stock have been duly filed with the Secretary of State of the State of Washington and upon payment in full of any filing fees attendant thereto, if required, (iii) if the Preferred Stock is to be certificated, certificates representing the Preferred Stock have been duly executed and countersigned (if required), and (iv) the Preferred Stock are issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in an amount in excess of the par value thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock (including any Preferred Stock that may be issued upon exercise of Warrants) will be validly issued, fully paid and nonassessable.

4.When (i) a warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto, (ii) the terms and the execution and delivery of the Warrant Agreement and the terms of the Warrants and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board, (iii) the terms of the Warrants and the issuance and sale thereof have been duly established in accordance with the Warrant Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the terms and issuance of the Debt Securities, Common Stock or Preferred Stock issuable upon exercise of the Warrants have been duly approved as set forth above, and (v) the Warrants have been duly executed and countersigned (if required), and issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions above are subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.

We note that the maximum number of shares of Common Stock and Preferred Stock issuable under the Registration Statement is not specified, and we assume that the total number of shares of Common Stock and Preferred Stock issued under the Registration Statement, together with all other shares of Common Stock and Preferred Stock issued and outstanding or reserved for issuance, will not exceed the number of shares of Common Stock and Preferred Stock authorized for issuance under the Articles.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters.” In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP

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